                                  FORM 8-A


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                PUBLIC SERVICE ELECTRIC AND GAS COMPANY
-----------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


         New Jersey                                         22-1212800
-----------------------------------------------------------------------------
(State of incorporation or organization)                (I.R.S. Employer
                                                        Identification No.)


80 Park Plaza, P. O. Box 570, Newark, New Jersey            07101-0570
-----------------------------------------------------------------------------
    (Address of principal executive offices)                (Zip Code)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [X]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered
     -------------------                ------------------------------

Public Service Electric and Gas Company
 First and Refunding Mortgage Bonds:

     Series VV due 2016              )       New York Stock Exchange, Inc.
                                     )
     Series WW due 2007              )       New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)

Public Service Electric and Gas Company
---------------------------------------------

Item 1.   Description of Registrant's Securities to be Registered.
------    --------------------------------------------------------

     Debt Securities

     Description of the securities to be registered is set forth under "Description of the New Bonds" in the Prospectus dated and filed with the Securities and Exchange Commission (SEC) under Rule 424(b)(3) on March 2, 1994 to Registration Statement No. 33-52435 and under "Certain Terms of the New Bonds" in the Prospectus Supplements with respect to the Series VV and Series WW dated January 23, 1996, which were filed with the SEC under Rule 424(b)(5) on January 24, 1996. (See description of issuances below.) Pursuant to the instruction to Item 1. of Form 8-A, copies of said Prospectus dated March 2, 1994 and Prospectus Supplements dated January 24, 1996 are being submitted with the copy of this Form 8-A being filed with the New York Stock Exchange, Inc.

     The following First and Refunding Mortgage Bonds were issued as described below:


                    Registration                  Maturity   Issue
Principal Amount            Number      Rate Series      Date      Date
-----------------        ------------   ---- ------    -------   --------
 $200,000,000    )   33-52435      6 3/4%  VV            2016    1/30/96
 $150,000,000    )       33-52435       6 1/4%  WW            2007    1/30/96


Item 2.   Exhibits.
------    --------

     Exhibit Number
     --------------

       4(a) (1) Indenture between the Company and Fidelity Union Trust Company (now First Union National Bank) as Trustee, dated August 1, 1924, securing the First and Refunding Mortgage Bonds, filed by the Registrant's registration statement under the Securities Exchange Act of 1934, File No. 1-973, effective July 1, 1935 and incorporated herein by this reference thereto.

       4(a) (2) Supplemental Indenture between the Registrant and First Union National Bank, Trustee, dated January 1, 1996 (No. 1) providing for the issuance of $200,000,000 principal amount of First and Refunding Mortgage Bonds, Series VV due 2016.

Item 2.   Exhibits. (Concluded)
------    --------

     Exhibit Number
     --------------
       4(a) (3) Supplemental Indenture between the Registrant and First Union National Bank, Trustee, dated January 1, 1996 (No. 2) providing for the issuance of $150,000,000 principal amount of First and Refunding Mortgage Bonds, Series WW due 2007.

       99(a) "Description of the New Bonds" contained in Prospectus dated and filed on March 2, 1994 in accordance with Rule 424(b)(3) and incorporated herein by this reference thereto.

       99(b) "Certain Terms of the New Bonds" applicable to Series VV due 2016 contained in Prospectus Supplement dated January 23, 1996, filed in accordance with Rule 424(b)(5) on January 24, 1996 and incorporated herein by this reference thereto.

       99(c) "Certain Terms of the New Bonds" applicable to Series WW due 2007 contained in Prospectus Supplement dated January 23, 1996, filed in accordance with Rule 424(b)(5) on January 24, 1996 and incorporated herein by this reference thereto.

                                   SIGNATURE
                                  ----------


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                      PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                       By          FRANCIS J. RIPEL
                         ---------------------------------------
                                   Francis J. Riepl
                            Vice President and Treasurer




Dated: January 26, 1996